UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 14, 2018

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 7th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

Madison Investment Agreement

As previously disclosed, on November 20, 2018 Plymouth Industrial REIT, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with MIRELF VI Pilgrim, LLC, an affiliate of Madison International Realty Holdings, LLC (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, in a private placement exempt from registration under the federal securities laws (the “Private Placement”), 4,411,764 shares of the Company’s Series B Convertible Redeemable Preferred Stock (the “Series B Preferred Stock”) at a purchase price of $17.00 per share for an aggregate consideration of $75.0 million (the “Purchase Price”). On December 14, 2018, the Company closed (the “Closing”) the Private Placement and issued to the Investor the Series B Preferred Stock in exchange for the Purchase Price. The Company used the proceeds of the Private Placement (i) to fund a portion of the purchase of the Jacksonville Property (as defined below), (ii) to repay its $31.2 million term loan with KeyBank National Association (“KeyBank”) that bore interest at a rate of 700 basis points over LIBOR and was scheduled to mature in August 2021 and (iii) for working capital and other corporate expenses. The foregoing summary is qualified in its entirety by reference to the Investment Agreement which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on November 27, 2018 (the “Prior 8-K”), and is incorporated herein by reference.

The Company contributed the net proceeds from the issuance of the Series B Preferred Stock to Plymouth Industrial OP, LP (the “Operating Partnership”) in exchange for newly designated Series B preferred membership units in the Operating Partnership having economic terms and designations, powers, preferences, rights and restrictions that are substantially similar to the Series B Preferred Stock. The foregoing summary is qualified in its entirety to the amendment to the partnership agreement of the Operating Partnership (the “Partnership Amendment”) relating to the Series B preferred membership units which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The terms of the Series B Preferred Stock were previously disclosed in Item 1.01 of the Prior 8-K under the caption “Terms of the Series B Preferred Stock,” which is incorporated herein by reference. The summary of the terms of the Series B Preferred Stock is qualified in its entirety by reference to the Articles Supplementary classifying the Series B Preferred Stock (the “Articles Supplementary”), which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Investor Rights Agreement

On December 14, 2018, in connection with the Closing, the Company and the Investor also entered into the Investor Rights Agreement, the terms of which were previously disclosed in Item 1.01 of the Prior 8-K under the caption “Investor Rights Agreement,” which is incorporated herein by reference. The summary of the terms of the Investor Rights Agreement is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

KeyBank Loan Agreement

On December 14, 2018, the Operating Partnership and certain of its subsidiaries entered into a loan agreement (the “Loan Agreement”) with KeyBank and the other lenders from time to time party thereto. The Loan Agreement provides for a secured loan in the amount of $63.115 million. The Operating Partnership used the net proceeds of the Loan Agreement to fund a portion of the $97.1 million purchase price of a 20-building light industrial and flex property located in Jacksonville, Florida (the “Jacksonville Property”).

The loan under the Loan Agreement (the “Loan”) bears interest at a rate per annum equal to LIBOR plus 2%. The Loan matures on the earlier of March 14, 2019 or the date KeyBank ceases to serve as the administrative agent under the Company’s revolving credit facility; however, the Operating Partnership has the right to prepay the Loan at any time without penalty. Borrowings under the Loan Agreement are secured by the Jacksonville Property and are guaranteed by the Company and each subsidiary of the Operating Partnership that is the direct or indirect owner of any collateral for the Loan.

The Loan Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on additional indebtedness, restrictions on liens, restrictions on investments and restrictions on fundamental changes, dispositions, distributions and transactions with affiliates. The Loan Agreement is subject to acceleration upon the occurrence of certain specified events of default, including breaches of representations and covenants, failure to pay other material indebtedness, failure to pay taxes or a change of control of the Company (as defined in the Loan Agreement). The foregoing summary of the terms of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On December 14, 2018, the Company used a portion of the net proceeds from the Private Placement to repay its senior secured term loan with KeyBank (the “KeyBank Term Loan”). The KeyBank Term Loan bore interest at a rate per annum equal to LIBOR plus 700 basis points and was scheduled to mature in August 2021. As a result of such payment, the KeyBank Term Loan has been repaid in full.

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 14, 2018, the Company completed the previously announced acquisition of the Jacksonville Property for a purchase price of $97.1 million, consisting of approximately $34.0 million in cash, plus ordinary and customary closing adjustments, which was funded from the proceeds of the Private Placement, and approximately $63.1 million in debt, which was funded from the proceeds of the Loan Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is incorporated herein by reference. As described in Item 1.01, under the terms of the Investment Agreement, the Company sold the shares of Series B Preferred Stock to the Investor. This sale of the Series B Preferred Stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and Rule 506 of Regulation D thereunder. The Investor represented to the Company that it is an “accredited investor,” as defined in Rule 501 under the Securities Act, and that the Series B Preferred Stock was being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series B Preferred Stock issued pursuant to the Investment Agreement.

Item 3.03. Material Modifications of Rights of Security Holders

The information contained in Item 1.01 with respect to the Articles Supplementary and the terms of the Series B Preferred Stock is incorporated herein by reference. Reference is also made to the Articles Supplementary filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information contained in Item 1.01 above with respect to the Articles Supplementary and the terms of the Series B Preferred Stock is incorporated herein by reference. On December 11, 2018, the Company filed the Articles Supplementary with the Maryland State Department of Assessments and Taxation setting forth the rights and preferences of the Series B Preferred Stock. The description of the Articles Supplementary and the Series B Preferred Stock contained in Items 1.01, 3.02 and 3.03 above are incorporated herein by reference and is qualified in its entirety by reference to the Articles Supplementary filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

On December 17, 2018, the Company issued a press release announcing the closing of the Private Placement and the acquisition of the Jacksonville Property. In addition, on December 17, 2018, the Company issued a press release announcing the adoption of a stock repurchase program. Copies of these press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. In accordance with General Instruction B.2 to Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act unless specifically identified as being incorporated therein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

3.1	Articles Supplementary for the Series B Convertible Redeemable Preferred Stock
10.1	Fourth Amendment to Amended and Restated Agreement of Limited Partnership of Plymouth Industrial OP, LP Purchase and Sale Agreement, dated as of November 1, 2018, by and among Plymouth Industrial REIT, Inc. and the Sellers, as defined therein
10.2	Investor Rights Agreement, dated as of December 14, 2018, by and between Plymouth Industrial REIT, Inc. and MIRELF VI Pilgrim, LLC
10.3	Credit Agreement, dated as of December 14, 2018, by and among Plymouth Industrial OP, LP, the Guarantors from time to time party thereto, KeyBank National Association and the other Lenders party thereto.
99.1	Press Release dated December 17, 2018 related to the Jacksonville Acquisition and Madison Investment
99.2	Press Release dated December 17, 2018 related to the stock repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: December 17, 2018	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer